UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 9, 2021

 UNIQUE FABRICATING, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-37480	46-1846791
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Standard Parkway
Auburn Hills,	Michigan	48326
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (248) 853-2333
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.001 per share	UFAB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.
As previously disclosed, on April 24, 2020, Unique Fabricating NA, Inc. (the “PPP Borrower”) entered into a Promissory Note for $5,998,700 (the “Note”) with Citizens Bank, National Association, a national banking association (the “PPP Lender”), pursuant to the U.S. Small Business Administration Paycheck Protection Program under Title I of the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act passed by Congress and signed into law on March 27, 2020. The Note was unsecured, bore interest at 1.00% per annum, with principal and interest payments deferred for the first six months, and matures in two years. If not forgiven, the principal is payable in equal monthly installments, with interest, beginning on the first business day after the end of the deferment period. Payment of principal and interest of the Note may be forgiven subject to the terms of the Paycheck Protection Program.
Under the terms of the CARES Act, PPP loan recipients could apply for, and the SBA can grant forgiveness of, all or a portion of loans made under the PPP, plus any accrued interest, if the recipients have used the PPP loan proceeds for eligible purposes. The Company applied for forgiveness of its PPP Loan during the fourth quarter of 2020.
On August 9, 2021, the Company received notification that the SBA approved the Company’s PPP Loan forgiveness application for the entire PPP Loan, including accrued interest. The forgiveness of the PPP Loan will be recognized during the Company’s third quarter ending September 30, 2021.
EXHIBIT INDEX

Exhibit No.	Description
99.1	Unique Fabricating Inc. Press Release dated August 9, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQUE FABRICATING, INC.
Date: August 9, 2021	By:	/s/ Brian P. Loftus
Brian P. Loftus
Chief Financial Officer